As filed with the Securities and Exchange Commission on November 2, 2015
Registration No. 333-202632

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 on
FORM F-3
To
FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROYAL BANK OF CANADA
(Exact Name of Registrant as Specified in Its Charter)

Not Applicable
(Translation of Registrant’s name into English)
Canada (State or other jurisdiction of incorporation or organization)	200 Bay Street Royal Bank Plaza Toronto, Ontario Canada, M5J 2J5 Tel: 416-955-7806 (Address and telephone number of Registrant’s principal executive offices)	13-5357855 (I.R.S. Employer Identification Number)
6029 (Primary Standard Industrial Classification Code Number)

Daniel L. Torbenson
Royal Bank of Canada
30 Hudson Street
Jersey City, New Jersey, USA 07302-4600
Tel: 212-437-9264
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Paul D. Guthrie Royal Bank of Canada 200 Bay Street Royal Bank Plaza Toronto, Ontario Canada, M5J 2J5 Tel: 416-974-6516	Donald R. Crawshaw Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Tel: 212-558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this post-effective amendment to the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☒	Large Accelerated Filer	☐	Accelerated Filer
☐	Non-Accelerated Filer (Do not check if smaller reporting company)	☐	Smaller Reporting Company

All filing fees payable in connection with the securities on this Registration Statement were previously paid upon the filing of the Registration Statement on March 9, 2015.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

EXPLANATORY NOTE

Royal Bank of Canada, a Canadian chartered bank (“RBC”, the “registrant”, “we” or “our”), hereby amends its Registration Statement on Form F-4 (File No. 333-202632) filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on March 9, 2015, as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form F-4 filed on April 20, 2015 (the “Registration Statement”) by filing this Post-Effective Amendment No. 1 on Form F-3 (this “Form F-3”) containing an updated prospectus relating to the offer and sale of 85,456 RBC common shares, without nominal or par value, issuable upon the exercise of certain outstanding equity awards held by former employees of City National Corporation (“City National”), which merged with and into RBC USA Holdco Corporation, a Delaware corporation (“Holdco”), effective November 2, 2015, pursuant to the Agreement and Plan of Merger, dated as of January 22, 2015, by and among RBC, City National and Holdco (the “Merger Agreement”). At the effective time of the merger, each City National stock option, whether vested or unvested, that was outstanding and unexercised immediately prior to the effective time of the merger was converted automatically into an option to purchase RBC common shares on the terms specified in the Merger Agreement. The RBC common shares underlying the options held by former employees were initially registered by RBC on the Form F-4, which became effective on April 22, 2015. This Post-Effective Amendment is being filed to convert 85,456 RBC common shares covered by the Form F-4 to be covered by the Form F-3.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the post-effective amendment to the Registration Statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated November 2, 2015

ROYAL BANK OF CANADA
85,456 common shares, without par value

This prospectus relates to 85,456 common shares of Royal Bank of Canada (“RBC”, “we” or “our”), without par value, which may be offered and sold pursuant to outstanding options to purchase RBC common shares held by persons who were former employees of City National Corporation (“City National”) on November 2, 2015, the date that City National was merged into a wholly owned subsidiary of RBC and options to purchase shares of common stock of City National became options to purchase common shares of RBC.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

RBC common shares trade under the symbol “RY” on the Toronto Stock Exchange (“TSX”) and the New York Stock Exchange (“NYSE”).

Investing in our common shares involves risks. See “Risk Factors” on page 1, and under similar headings in other documents that are incorporated by reference into this prospectus.

The date of this prospectus is November 2, 2015.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from RBC’s Annual Report on Form 40-F for the fiscal year ended October 31, 2014 (the “2014 Annual Report”), including the categories of risks identified and discussed in the “Risk management” and “Overview of other risks” sections of RBC’s management’s discussion and analysis included in the 2014 Annual Report (the “2014 Management’s Discussion and Analysis”), the “Risk management” section of RBC’s management’s discussion and analysis for the three- and nine-month periods ended July 31, 2015 (the “Q3 2015 Management’s Discussion and Analysis”), and from time to time in other filings with the SEC. We encourage you to read these risk factors in their entirety. In addition to these risks, other risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations and financial condition. Such risks could cause actual results to differ materially from anticipated results. This could cause the trading price of our common shares to decline, perhaps significantly, and you may lose part or all of your investment.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

From time to time, we make written or oral forward-looking statements within the meaning of certain securities laws, including the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. We may make forward-looking statements in this prospectus, in the documents incorporated by reference herein, in other filings with Canadian regulators or the Securities and Exchange Commission (the “SEC”), in other reports to shareholders and in other communications. Forward-looking statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements relating to our financial performance objectives, vision and strategic goals, the economic and market review and outlook for Canadian, U.S., European and global economies, the regulatory environment in which we operate, the outlook and priorities for each of our business segments and the risk environment including our liquidity and funding risk. The forward-looking information contained in this document and the documents incorporated by reference herein is presented for the purpose of assisting the holders of our securities and financial analysts in understanding our financial position and results of operations as at and for the periods ended on the dates presented and our financial performance objectives, vision and strategic goals, and may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as “believe”, “expect”, “foresee”, “forecast”, “anticipate”, “intend”, “estimate”, “goal”, “plan” and “project” and similar expressions of future or conditional verbs such as “will”, “may”, “should”, “could” or “would”.

By their very nature, forward-looking statements require us to make assumptions and are subject to inherent risks and uncertainties, which give rise to the possibility that our predictions, forecasts, projections, expectations or conclusions will not prove to be accurate, that our assumptions may not be correct and that our financial performance objectives, vision and strategic goals will not be achieved. We caution readers not to place undue reliance on these statements as a number of risk factors could cause our actual results to differ materially from the expectations expressed in such forward-looking statements. These factors - many of which are beyond our control and the effects of which can be difficult to predict - include: credit, market, liquidity and funding, insurance, regulatory compliance, operational, strategic, reputation, legal and regulatory environment, competitive and systemic risks and other risks discussed in the “Risk management” and “Overview of other risks” sections of our 2014 Management’s Discussion and Analysis, the “Risk management” section of our Q3 2015 Management’s Discussion and Analysis, and the other filings made by RBC with the SEC that are incorporated by reference in this prospectus; anti-money laundering; growth in wholesale credit; the high levels of Canadian household debt; cybersecurity; the business and economic conditions in Canada, the U.S. and certain other countries in which we operate; the effects of changes in government fiscal, monetary and other policies; tax risk and transparency; our ability to attract and retain employees; the accuracy and completeness of information concerning our clients and counterparties; the development and integration of our distribution networks; model, information technology, information management, social media, environmental and third party and outsourcing risk.

We caution that the foregoing list of risk factors is not exhaustive and other factors could also adversely affect our results. The forward-looking statements speak only as of the date of this prospectus, in the case of forward-looking statements contained in this prospectus, or the dates of the documents incorporated by reference into this prospectus, in the case of forward-looking statements made in those incorporated documents. When relying on our forward-looking statements to make decisions with respect to us, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Material economic assumptions underlying the forward-looking statements contained in this prospectus and the documents incorporated by reference herein are set out in the “Overview and outlook” section and for each business segment under the heading “Outlook and priorities” in our 2014 Management’s Discussion and Analysis, as updated by the “Overview and outlook” section in our Q3 2015 Management’s Discussion and Analysis. Except as required by law, we do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by us or on our behalf.

Additional information about these and other factors can be found in the “Risk management” and “Overview of other risks” sections of our 2014 Management’s Discussion and Analysis, the “Risk management” section of our Q3 2015 Management’s Discussion and Analysis and the other filings made by us with the SEC that are incorporated by reference in this prospectus.

Information contained in or otherwise accessible through the websites mentioned in this prospectus does not form part of this prospectus and is not incorporated herein by reference. All references in this prospectus to websites are inactive textual references and are for your information only.

ROYAL BANK OF CANADA

Royal Bank of Canada and its subsidiaries operate under the master brand name of RBC. We are Canada’s largest bank, and one of the largest banks in the world, based on market capitalization. We are one of North America’s leading diversified financial services companies, and provide personal and commercial banking, wealth management, insurance, investor services, and capital markets products and services on a global basis. We employ approximately 79,000 full- and part-time employees who serve more than 16 million personal, business, public sector and institutional clients through offices in Canada, the U.S. and 38 other countries.

RBC’s reporting segments are Personal & Commercial Banking, Wealth Management, Insurance, Investor & Treasury Services, Capital Markets, and Corporate Support. Additional information about the business and each segment (including segment results) can be found under “Overview and outlook” beginning on page 11 and under “Business segment results” beginning on page 18 of the 2014 Management’s Discussion and Analysis, which is incorporated by reference in this prospectus.

Additional information about RBC can be found on our website at www.rbc.com. Additional information about RBC and its subsidiaries is included in documents incorporated by reference into this document. For more information, see the section entitled “Where You Can Find More Information”.

We are a Schedule I bank under the Bank Act (Canada), which constitutes our charter. Our corporate headquarters are located at 200 Bay Street, Royal Bank Plaza, Toronto, Ontario, Canada M5J 2J5 and our head office is located at 1 Place Ville Marie, Montréal, Québec, Canada H3C 3A9.

COMMON SHARE PRICE HISTORY

RBC common shares are listed on the TSX and the NYSE under the trading symbol “RY”. The table below sets forth, for the periods indicated, the per share high and low closing sales prices for RBC common shares as reported on the TSX and U.S. markets. TSX closing prices are presented in Canadian dollars, and U.S. closing prices are presented in U.S. dollars.

	RBC common shares TSX (in C$)			RBC common shares U.S. (in US$)
	High	Low	Volume	High	Low	Volume
December 2014	83.71	76.63	67,506,904	73.62	65.88	18,375,742
January 2015	80.90	71.74	66,741,753	69.15	56.40	36,934,647
February 2015	79.15	72.16	54,546,327	63.27	57.14	34,840,482
March 2015	78.56	74.38	54,929,013	62.78	58.41	27,274,972
April 2015	81.53	75.75	48,370,606	67.49	59.91	32,270,330
May 2015	80.85	78.07	33,801,547	66.72	63.03	23,849,786
June 2015	80.48	76.27	69,508,996	64.57	61.13	39,274,224
July 2015	78.45	72.98	57,891,928	61.84	56.12	36,557,687
August 2015	77.60	68.05	57,669,011	59.61	51.27	40,189,480
September 2015	74.71	70.50	57,942,855	56.89	52.84	31,397,606
October 2015	76.62	70.64	79,610,442	58.20	53.48	47,047,128

Fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will affect any comparisons of RBC common shares traded on the TSX and RBC common shares traded in U.S. markets.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common shares covered by this prospectus other than proceeds from the exercise of the options held by persons who were former employees of City National on November 2, 2015 whose underlying common shares are covered by this prospectus. We have no plans for the application of any of these proceeds other than for general corporate purposes. We have no assurance that any of the options will be exercised.

PLAN OF DISTRIBUTION

We are offering 85,456 common shares of RBC issuable upon the exercise of the options described herein.

Pursuant to the terms of the applicable options, our common shares will be issued to those option holders who elect to exercise and provide payment of the exercise price. We do not know if or when the options will be exercised. We also do not know whether any of the common shares acquired upon exercise of any options will subsequently be resold.

VALIDITY OF RBC COMMON SHARES

The validity of the RBC common shares to be issued in connection with the options described above has been passed upon for RBC by Osler, Hoskin & Harcourt LLP (Toronto, Ontario, Canada). RBC is being advised as to matters of U.S. law in respect of the options and the RBC common shares issuable upon exercise thereof by Sullivan & Cromwell LLP (New York, New York).

EXPERTS

The consolidated financial statements of RBC as at October 31, 2014 and 2013 and for the years ended October 31, 2014, 2013 and 2012 incorporated by reference in this prospectus from RBC’s 2014 Annual Report on Form 40-F, and the effectiveness of internal control over financial reporting of RBC as of October 31, 2014, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

In addition to RBC’s continuous disclosure obligations under the securities laws of the Provinces and Territories of Canada, RBC is subject to the information on reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith files reports and other information of RBC with the SEC. As RBC is a “foreign private issuer” under the rules adopted under the Exchange Act, it is exempt from certain of the requirements of the Exchange Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting and liability provisions applicable to officers, directors and significant shareholders under Section 16 of the Exchange Act. Under the multijurisdictional disclosure system adopted by the United States, such reports and other information filed with the SEC may be prepared by RBC in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Such reports and other information, when filed by RBC in accordance with such requirements, can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. RBC’s SEC filings are also available to the public via the Internet at the SEC’s website at www.sec.gov. RBC’s common shares are listed on the TSX and the NYSE, and reports and other information concerning RBC can be inspected at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005. Information about RBC can be located at RBC’s website at www.rbc.com. All Internet references in this prospectus are inactive textual references. RBC does not incorporate website contents into this prospectus.

Additional prospectuses or prospectus supplements that we file with the SEC may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a later prospectus supplement. You should read this prospectus together with additional information described under the heading “Documents Incorporated by Reference”.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. Copies of the documents incorporated herein by reference may be obtained upon written or oral request without charge from the Royal Bank of Canada, 200 Bay Street, Royal Bank Plaza, Toronto, Ontario, Canada M5J 2J5, Attention: Corporate Secretary (telephone: (416) 955-7806). The documents incorporated by reference are available over the Internet at www.sec.gov.

RBC incorporates by reference into this prospectus its Annual Report on Form 40-F for the fiscal year ended October 31, 2014, filed on December 3, 2014, and RBC’s reports on Form 6-K filed on January 23, 2015 (which has as an exhibit our Material Change Report), February 25, 2015, April 1, 2015, April 22, 2015, May 28, 2015 and August 26, 2015 (in each case, other than the portions of those documents not deemed to be filed). In addition, RBC will incorporate by reference into this prospectus all documents that it has filed under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent, if any, RBC designates therein, reports on Form 6-K it furnishes to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently-filed or furnished document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon a new Annual Report and the related annual financial statements being filed by RBC with, and, where required, accepted by, the SEC, the previous Annual Report shall be deemed no longer incorporated by reference into this prospectus for purposes of future offers and sales of covered bonds under this prospectus.

All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST RBC, OUR MANAGEMENT AND OTHERS

We are a Canadian chartered bank. Many of our directors and executive officers, including many of the persons who signed the Registration Statement of which this prospectus is a part, and some of the experts named in this document, reside outside the United States, and a substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon such persons to enforce against them judgments of the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws.

We have been advised by our Canadian counsel, Osler Hoskin & Harcourt LLP, that a judgment of a United States court predicated solely upon civil liability under such laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an original action could be brought successfully in Canada predicated solely upon such civil liabilities.

EXPENSES OF ISSUANCE

The following table sets forth the estimated expenses in connection with the offering described in this Form F-3.

Amount to be Paid
Securities and Exchange Commission filing fee	$—
Legal fees and expenses	17,500
Accounting fees and expenses	15,200
Printing expenses	500
Total expenses	$33,200

RBC will pay all of the above fees and expenses. All expenses are estimated.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

RBC’s by-laws provide that RBC will indemnify a director or officer of RBC or a former director or officer of RBC, or a person who acts or acted at RBC’s request as a director or officer of an entity of which RBC is or was a shareholder or creditor, and such person’s heirs and legal representatives (the “indemnified persons”), against all costs, charges, expenses and taxes, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of RBC or such an entity and including all taxes, duties, imposts or governmental charges whatsoever (“taxes”) levied on amounts paid to so indemnify such person against such costs, charges, expenses and taxes if: (i) the indemnified person acted honestly and in good faith with a view to the best interests of RBC; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that such person’s conduct was lawful. RBC’s by-laws further provide that the foregoing indemnification will not apply in respect of an action by or on behalf of RBC to obtain a judgment in its favor unless the approval of a court is obtained as required by the Bank Act. RBC will exercise all reasonable efforts to obtain or assist in obtaining such approval. These indemnification provisions could be construed to permit or require indemnification for certain liabilities arising out of United States federal securities laws.

Under the Bank Act, the indemnified persons referred to above are entitled to indemnity from RBC in respect of all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the person in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the person is subject because of their association with RBC or another entity, if the person seeking indemnity:

●	was not judged by the court or other competent authority to have committed any fault or omitted to do anything they ought to have done; and

●	fulfills the conditions set out in (i) and (ii) above.

RBC has obtained director’s and officer’s liability insurance coverage, which, subject to policy terms and limitations, provides indemnification and reimbursement coverage for directors and officers of RBC in certain circumstances where RBC is unable to provide indemnification to such directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling RBC pursuant to the foregoing provisions, RBC has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits.

The exhibits listed in the exhibit index beginning immediately following the signature pages hereto are filed herewith or incorporated herein by reference.

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plans of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
If the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Province of Ontario, Canada, on November 2, 2015.

ROYAL BANK OF CANADA

By:	/s/ David I. McKay
	Name:	David I. McKay
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in Toronto, Canada, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David I. McKay	President and Chief Executive Officer	November 2, 2015
David I. McKay

/s/ Janice R. Fukakusa	Chief Administrative Officer and Chief Financial Officer (principal financial officer)	November 2, 2015
Janice R. Fukakusa

/s/ Rod Bolger	Executive Vice President, Finance and Controller (principal accounting officer)	November 2, 2015
Rod Bolger

*	Chair of the Board	November 2, 2015
Kathleen P. Taylor

*	Director	November 2, 2015
W. Geoffrey Beattie

*	Director	November 2, 2015
Jacynthe Côté

*	Director	November 2, 2015
Toos N. Daruvala

*	Director	November 2, 2015
David F. Denison

*	Director	November 2, 2015
Richard L. George

*	Director	November 2, 2015
Alice D. Laberge

*	Director	November 2, 2015
Michael H. McCain

*	Director	November 2, 2015
Heather Munroe-Blum

*	Director	November 2, 2015
J. Pedro Reinhard

*	Director	November 2, 2015
Thomas A. Renyi

*	Director	November 2, 2015
Edward Sonshine

*	Director	November 2, 2015
Bridget A. van Kralingen

	Director	November 2, 2015
Thierry Vandal

*	Director	November 2, 2015
Victor L. Young

*
David I. McKay, by signing his name hereto, does sign this document on behalf of the above-noted individuals, pursuant to power of attorney duly executed by such individuals which has been filed as an exhibit to this Registration Statement.

By:	/s/ David I. McKay
	Name:	David I. McKay
	Title:	Attorney-In-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of Royal Bank of Canada in the United States, in the City of New York, State of New York, on November 2, 2015.

By:	/s/ Daniel L. Torbenson
Daniel L. Torbenson
Authorized Representative in the United States

EXHIBIT INDEX

Exhibit Number	Description	Filed with This Report	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/Reg Number

4.1	Royal Bank of Canada By-Laws adopted January 8, 1981, with revisions to March 31, 2006		Form S-8 (Exhibit 4.1)	12/07/11	333-178350

4.2	Amended and Restated City National Corporation 2002 Omnibus Plan, effective from and after March 10, 2004	X

4.3	Amended and Restated City National Corporation 2008 Omnibus Plan, effective from and after March 5, 2008	X

5.1	Opinion of Osler, Hoskin & Harcourt LLP	X

23.1	Consent of Deloitte LLP	X

23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1 hereto)	X

24.1	Power of Attorney		Form F-4 (Exhibit 24.1)	03/10/15	333-202632